Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

(Not to be used for Signature Guarantee)

for

Up to 6,000,000 Common Shares (including the Associated Common Share
Purchase Rights) at a Purchase Price Not Greater Than $18.50 nor
Less Than $16.25 Per Common Share

of

AGILYSYS, INC.

THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 19, 2007, UNLESS THE
TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Tender Offer (as defined below) if: (1) certificates for your common shares, without par value (the “Shares”), are not immediately available or you cannot deliver certificates representing the Shares, (2) the procedures for book-entry transfer cannot be completed on a timely basis, or (3) time will not permit all required documents to reach National City Bank (the “Depositary”), prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

National City Bank

If delivering by mail:	If delivering by facsimile:	If delivering by hand or courier:
National City Bank, Depositary Corporate Actions Processing Center P.O. Box 859208 161 Bay State Drive Braintree, Massachusetts 02185-9208	(781) 380-3388	National City Bank, Depositary Corporate Actions Processing Center 161 Bay State Drive Braintree, Massachusetts 02184

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery. For this Notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the expiration of the Tender Offer. Deliveries to Agilysys, Inc., the Dealer Manager, the Information Agent or the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) will not be forwarded to the Depositary and will not constitute a valid delivery.

This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Agilysys, Inc., an Ohio corporation (the “Company”), at the price per Share indicated in this Notice of Guaranteed Delivery net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 21, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Tender Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the “Shares” shall refer to the Shares, as well as all associated common share purchase rights issued pursuant to the Rights Agreement, dated as of April 27, 1999, by and between the Company and National City Bank.

Number of Shares to be tendered:        Shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Tender Offer,” the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company for the Shares is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $16.25	☐ $17.25	☐ $18.25
☐ $16.50	☐ $17.50	☐ $18.50
☐ $16.75	☐ $17.75
☐ $17.00	☐ $18.00

You will not have validly tendered your Shares unless you check one and only one box on this page.

OR

(2)	SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders Shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Tender Offer. For purposes of determining the purchase price, those Shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Tender Offer will be deemed to be tendered at the minimum price.

☐	The undersigned wants to maximize the chance of having the Company purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Tender Offer. THIS ACTION COULD LOWER THE PURCHASE PRICE AND COULD RESULT IN RECEIVING THE MINIMUM PRICE OF $16.25 PER SHARE.

CHECK ONLY ONE BOX ABOVE.  IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 Shares in the aggregate, all of which are being tendered; OR

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of fewer than 100 Shares in the aggregate and is tendering all of the Shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the price per Share indicated above in the section captioned “Price (In Dollars) Per Share At Which Shares Are Being Tendered”; or

☐	at the purchase price, as the same will be determined by the Company in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per Share above).

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering shareholder may condition such shareholder’s tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 16 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of such shareholder’s Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

SHAREHOLDERS COMPLETE AND SIGN BELOW

Certificate Nos. (if available):

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:

If Shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the National Association of Securities Dealers Automated Quotations system Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three trading days after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

Note: Do not send certificates for Shares with this Notice.

Certificates for Shares should be sent with your Letter of Transmittal.

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